KPMG PEAT MARWICK LLP
                          CERTIFIED PUBLIC ACCOUNTANTS



                                                                      EXHIBIT 16


                                  May 11, 1998







Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

            Re:      THE MILLBROOK PRESS INC. (THE "COMPANY")
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Gentlemen:

         We were previously principal accountants for The Millbrook Press Inc. and, under the date of October 3, 1997, we reported on the financial statements of The Millbrook Press Inc. as of and for the years ended July 31, 1997 and 1996. On May 5, 1998, our appointment as principal accountants was terminated. We have read The Millbrook Press Inc.'s statements included under Item 4 of its Form 8-K dated May 11, 1998, and we agree with such statements, except that we are not in a position to agree or disagree with The Millbrook Press Inc.'s statement that the audit committee of the board of directors dismissed KPMG Peat Marwick LLP as independent accountants and appointed Arthur Andersen LLP as the new independent accountants.


                                                       Very truly yours,


                                                       /S/ KPMG PEAT MARWICK LLP
                                                       KPMG PEAT MARWICK LLP



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